Exhibit 99.1

Contact:	Stephen R. Attwood Senior Vice President and Chief Financial Officer 800-282-2031 ext. 7129

Quality Distribution, Inc. Announces Extension of the Expiration Date of

Quality Distribution, LLC’s and QD Capital Corporation’s

Private Exchange Offers and Consent Solicitations and

Retail Cash Tender Offer for

Certain of their Debt Securities

TAMPA, FL – September 25, 2009

Quality Distribution, Inc. (NASDAQ: QLTY) (“QDI”) announced today that the expiration date has been extended to midnight, New York City time, on September 30, 2009 (such time and date, as the same may be extended, the “Expiration Date”) for (a) the previously announced private exchange offers (the “Senior Notes Exchange Offers”) of its wholly owned subsidiaries, Quality Distribution, LLC and QD Capital Corporation (together, the “Issuers”) to exchange the Issuers’ new 10% Senior Notes due 2013 (the “New Senior Notes”) and, in certain cases, certain cash consideration for any and all of the Issuers’ properly tendered and accepted Senior Floating Rate Notes due 2012, Series A (the “Old Series A Notes”) and Senior Floating Rate Notes due 2012, Series B (the “Old Series B Notes”), (b) the Issuers’ previously announced private exchange offers (the “Subordinated Notes Exchange Offer” and, together with the Senior Notes Exchange Offers, the “Exchange Offers”) to exchange either (i) the Issuers’ new 11% Senior Subordinated PIK Notes due 2013 (the “New Subordinated Notes” and, together with the New Senior Notes, the “New Notes”), or (ii) cash consideration up to a combined aggregate maximum of $7.5 million (the “Cash Pool”) for the Retail Tender Offer (as defined below) and the Subordinated Notes Exchange Offer (and, if the Cash Pool is exhausted and the cash consideration is prorated, an amount of New Subordinated Notes) for any and all of the Issuers’ properly tendered and accepted 9% Senior Subordinated Notes due 2010 (the “Old Subordinated Notes” and, together with the Old Series A Notes and the Old Series B Notes, the “Old Notes”), and (c) the Issuers’ previously announced tender offer (the “Retail Tender Offer” and, together with the Exchange Offers, the “Offers”) to purchase, with up to $7.5 million of cash (the “Retail Tender Amount”), properly tendered and accepted outstanding Old Subordinated Notes.

As of 5:00 p.m., New York City time, September 25, 2009, (i) approximately $84.4 million principal amount of Old Series A Notes had been validly tendered and not withdrawn, (ii) approximately $50.0 million principal amount of Old Series B Notes had been validly tendered and not withdrawn and (iii) approximately $39.0 million principal amount of Old Subordinated Notes had been validly tendered and not withdrawn.

QDI also announced that the Issuers and QDI are engaged in discussions with certain holders of the Old Notes regarding the terms of the Offers, and expect that such discussions will continue.

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The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Exchange Offers are being made only to qualified institutional buyers and accredited investors and to certain non-U.S. investors located outside the United States. The Retail Tender Offer is being made only to persons who are not eligible to participate in the Exchange Offers. The Offers are made only by, and pursuant to, the terms set forth in the confidential offering memorandum and consent solicitation statement (the “Offering Memorandum”) related to the Exchange Offers, dated August 28, 2009 or the confidential offer to purchase, dated August 28, 2009, relating to the Retail Tender Offer (the “Retail Offer to Purchase” and, together with the Offering Memorandum, the “Offering Documents”), as applicable, and the information in this press release is qualified by reference to the Offering Documents, the consent and letter of transmittal accompanying the Offering Memorandum and the letter of transmittal accompanying the Retail Offer to Purchase. Subject to applicable law, the Issuers may amend, extend or terminate the Offers.

Noteholders who have questions regarding the Offers should contact Global Bondholder Services Corporation, the information agent and exchange agent for the Offers, at (866) 736-2200 (Toll-Free) or (212) 925-1630 (Collect).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About QDI

Headquartered in Tampa, Florida, Quality Distribution, Inc. through its subsidiaries, Quality Carriers, Inc. and Boasso America Corporation, and through its affiliates and owner-operators, provides bulk transportation and related services. Quality Distribution also provides tank cleaning services to the bulk transportation industry through its QualaWash® facilities. Quality Distribution is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, additional risks and uncertainties regarding forward-looking statements include the effect of local and national economic, credit and capital market conditions on the economy in general, and on the industries in which we operate in particular; recent turmoil in credit and capital markets; access to available and reasonable financing on a timely basis; the availability of diesel fuel; adverse weather conditions; competitive rate fluctuations; our substantial leverage and restrictions contained in our debt arrangements and interest rate fluctuations in our floating rate indebtedness; the cyclical nature of the transportation industry due to various economic factors such as excess capacity in the industry, the availability of qualified drivers, changes in fuel and insurance prices, interest rate fluctuations, and downturns in customers’ business cycles and shipping requirements; changes in demand for our services due to the cyclical nature of our customers’ businesses; potential disruption at U.S. ports of entry; our dependence on affiliates and owner-operators and our ability to attract and retain drivers; changes in the future, or our inability to comply with, governmental regulations and legislative changes affecting the transportation industry; our material exposure to both historical and changing environmental regulations and the increasing costs relating to environmental compliance; our liability as a self-insurer to the extent of our deductibles, as well as our ability or inability to reduce our claims exposure through insurance due to changing conditions and pricing in the insurance marketplace; the cost of complying with existing and future anti-terrorism security measures enacted by federal, state and municipal authorities; increased unionization, which could increase our operating costs or constrain operating flexibility; changes in senior management; our ability to successfully manage workforce restructurings; our ability to successfully integrate acquired businesses and converted affiliates; and interests of Apollo, our largest shareholder, which may conflict with your interests. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Reports on Form 10-Q, as well as other reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.